Exhibit 10.3
HARSCO CORPORATION

2013 EQUITY AND INCENTIVE COMPENSATION PLAN

Amendment No. 2

WHEREAS, the Board of Directors and stockholders of Harsco Corporation (the “Corporation”) have adopted the 2013 Equity and Incentive Compensation Plan, together with Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section 3(a) of the Plan, a total of 7,800,000 shares of the common stock, par value $1.25 per share, of the Corporation (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Corporation desires to increase the number of shares issuable under the Plan to 9,870,000 shares, including shares previously issued thereunder, and to increase the aggregate limit on the number of shares that may be issued or transferred in connection with awards other than stock options or appreciation rights to 6,519,000 shares; and

WHEREAS, Section 18 of the Plan permits the Corporation to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended at the Corporation’s Annual Meeting of Stockholders on April 21, 2020:

1.Section 3(a) of the Plan shall be, and hereby is, amended such that the first sentence of such section shall hereby read as follows:
“Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights

Exhibit 10.3
or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 9,870,000 shares; provided, that notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation in connection with awards other than Option Rights or Appreciation Rights granted under this Plan will not exceed 6,519,000 shares.”

2.Section 3(b) of the Plan shall be, and hereby is, amended to increase the limit on the aggregate number of shares that may be issued or transferred upon the exercise of Incentive Stock Options to 9,870,000 and the first sentence of such section is hereby to read as follows:
“Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options will not exceed 9,870,000 shares.”

3.In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has executed this Amendment No. 2 to the 2013 Equity and Incentive Compensation Plan.

HARSCO CORPORATION

By: /s/Russell C. Hochman
Name: Russell C. Hochman
Title: Corporate Secretary